                                                                    EXHIBIT 4.6

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF INNOVATIVE DRUG DELIVERY SYSTEMS, INC. (THE "COMPANY"), AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE OR BLUE-SKY SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES OR BLUE-SKY LAWS.

                     INNOVATIVE DRUG DELIVERY SYSTEMS, INC.

                      Warrant for the Purchase of Shares of
                                  Common Stock

No.

                                                                          , 200


                  FOR VALUE RECEIVED, INNOVATIVE DRUG DELIVERY SYSTEMS, INC., a Delaware corporation (the "Company"), hereby certifies that ___________________ or its registered assigns (the "Holder") is entitled to purchase from the Company, subject to the provisions of this Warrant, at any time prior to 5:00 P.M., New York City time, on (the "Termination Date"), ( ) fully paid and non-assessable shares of the Common Stock, $.001 par value, of the Company ("Common Stock") at an initial per share exercise price equal to $ , or an initial aggregate exercise price of $ . This Warrant is one of a duly authorized issue of Warrants (collectively, the "Warrants") issued in exchange for certain warrants (the "PMI Warrants") previously issued by Pain Management, Inc. ("PMI"). On September 22, 2000, PMI merged with and into the Company, and, the PMI Warrants, and, therefore, the Warrants issued in exchange for the PMI Warrants at a specified exchange ratio, became exercisable. The shares of Common Stock or other securities or property deliverable upon the exercise the Warrants are hereinafter sometimes referred to as the "Warrant Shares," the exercise price of a share of Common Stock in effect at any time is hereinafter sometimes referred to as the "Per Share Exercise Price" and the aggregate purchase price payable for the Warrant Shares hereunder is hereinafter sometimes referred to as the "Aggregate Exercise Price."





                  1. Exercise of Warrant.

                  (a) This Warrant may be exercised in whole or in part, at any time by the Holder prior to the Termination Date:

                  (i) by presentation and surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in
Section 7 hereof, together with payment by certified or official bank check payable to the order of the Company, of the Aggregate Exercise Price or the proportionate part thereof if exercised in part.

                  (ii) by the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a "Cashless Exercise") at the address set forth in Section 7. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Exercise Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between (A) the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted for trading or listed, or if not listed or admitted for trading on any such exchange, the representative closing sale price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share sale price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors (the "Current Market Price") and (B) the Per Share Exercise Price, and the denominator of which shall be the then Current Market Price. For purposes of any computation under this Section 1(a), the then Current Market Price shall be based on the trading day immediately prior to the Cashless Exercise.

         (b) If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth. Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder duly legended as authorized by the subscription form. No fractional shares shall be issued upon exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price of one (1) share of Common Stock.

         2. Reservation of Warrant Shares; Fully Paid Shares; Taxes. The Company hereby undertakes until expiration of this Warrant to reserve for issuance or delivery upon exercise of this Warrant, such number of shares of the Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant in full, and agrees that all Warrant Shares so issued and/or delivered will be duly and validly issued, fully paid and non-assessable, and further agrees to pay all taxes and charges that may be imposed upon such issuance and/or delivery.

         3. Registration Under Securities Act of 1933. The Holder of this Warrant shall have the registration rights as set forth below.

         (a) Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  (1) For purposes of this Section 3 only, the term "Holder" means any person owning or having the right to acquire Registrable Securities (as defined below) or any assignee thereof.

                  (2) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "Act"), and the declaration or order of effectiveness of such registration statement or document.

                  (3) The term "Registrable Securities" shall mean the Warrant Shares and (ii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued
as) a dividend or other distribution with respect to or in replacement of the Warrants or the Warrant Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the United States Securities and Exchange Commission (the "Commission"), (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held. by a Holder or a permitted transferee of a Holder pursuant to Section 3(k).

         (b) "Piggy-back" Registration Rights. (1) The Company agrees that if, at any time, and from time to time, after the initial public offering (the "IPO") of the Company's Common Stock and ending on the date that is five years from the date hereof, the Board of Directors of the Company shall authorize the filing of a registration statement under the Act (other than the initial public offering of the Company's Common Stock, or other than a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities) in connection with a proposed offer of any of its securities by it or any of its stockholders, the Company shall, (a) promptly notify the Holder that such registration statement will be filed and that the Registrable Securities then held by the Holder will be included in such registration statement at the Holder's request, (b) cause such registration statement to cover all of such Registrable Securities issued to the Holder if the Holder requests inclusion, (c) use its reasonable best efforts to cause such registration statement to become effective as soon as practicable and (d) take all other actions necessary under any Federal or state law or regulation of any governmental authority to permit all such Registrable Securities that have been issued to the Holder to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder to effect the proposed sale or other disposition.

                  (2) Notwithstanding any other provision of this Section 3, the Company may at any time, abandon or delay any registration commenced by the Company. In the event of such an abandonment by the Company, the Company shall not be required to continue the registration of shares requested by the Holder for inclusion and the Holder shall retain the right to request inclusion of shares as set forth in this Section 3.

                  (3) The Holder shall have the right to request inclusion of any of their Registrable Securities in a registration statement as described in this Section 3(b) no more than twice except as provided for in Section 3(b)(2).

         (c) Obligations of the Company. Whenever requested under this Section 3 to include Registrable Securities in a Company registration statement, the Company shall, as expeditiously as reasonably possible:

                  (1) Use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 180 days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 180-day period shall be extended for a period of time equal to the period that the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; provided, further, that if applicable rules under the Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") in the registration statement.

                  (2) Prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (3) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holder.

                  (4) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other federal or state securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith, or as a condition thereto, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                  (5) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (6) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or is necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (7) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (8) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Section 3 and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         (d) Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         (e) Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration effected pursuant to Section 3(b) for each Holder, including, without limitation, all registration, filing and qualification fees and printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to such Registrable Securities; provided, however, that the Company shall not bear the cost of any professional fees or costs of accounting, financial or legal advisors to any of the Holders. Notwithstanding the foregoing, each Holder shall pay all registration expenses that such Holder is required to pay under applicable law.

         (f) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 3(b) to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine, in their sole discretion, will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

         (g) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

         (h) Indemnification. In the event that any Registrable Securities are included in a registration statement under this Section 3:

                  (1) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act or the Exchange Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement prepared in accordance with Section 3(b), including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act or any rule or regulation promulgated under the Act or the Exchange Act and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3(h)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (2) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 3(h)(2), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 3(h)(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 3(h)(2) exceed the gross proceeds from the offering received by such Holder.

                  (3) Promptly after receipt by an indemnified party under this
Section 3(h) of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 3(h), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3(h), but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3(h).

                  (4) If the indemnification provided for in this Section 3(h) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (5) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (6) The obligations of the Company and Holders under this
Section 3(h) shall survive the completion of any offering of Registrable Securities pursuant to a registration statement prepared in accordance with this
Section 3, and otherwise.

         (i) Reports Under the Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act ("Rule 144") and any other rule or regulation promulgated under the Act or the Exchange Act that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (1) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the registration statement filed in connection with an IPO by the Company;

                  (2) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Act and the Exchange Act; and

                  (3) furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation promulgated under the Act of the Exchange Act which permits the selling of any such securities without registration or pursuant to such form.

         (j) Lock-Up Provision. (i) In connection with the IPO, the Holder hereby agrees to be subject to a lock-up for a period of 180 days following the IPO or such longer period as may be required by the underwriter or underwriters of such IPO. In connection with any subsequent public offering of the Company's securities, the Holder hereby agrees to be subject to a lock-up for a period of 60 days or such longer period following such public offering as required by the underwriter or underwriters of such public offering. During such "lock-up" periods, the Holder agrees not to directly or indirectly sell, offer to sell, contract to sell, including, without limitation, "sell short" or "sell short against the box" (as those terms are generally understood), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period. This Section 3(j) shall be binding upon any transferee of the Registrable Securities.

                  (2) In order to enforce the foregoing covenant, the Company may impose stock-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         (k) The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Section 3 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities if: (1) such Holder gives prior written notice to the Company; and
(2) such transferee acrees to comply with the terms and provisions of this Warrant, and such transfer is otherwise in compliance with this Warrant; provided, however, that such transfer may otherwise be effected in accordance with applicable securities laws. Except as specifically permitted by this
Section 3(k), the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

         (l) Termination of Registration Rights. In addition, the right of any Holder to request inclusion in any registration pursuant to this Section 3 shall terminate if all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 or Rule 701 promulgated under the Act during any 90-day period.

                  4. Limited Transferability. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities or blue sky laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

                  5. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to The Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  6. Status of Holder. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

                  7. Notices. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  If to the Holder:





                  If to the Company:   c/o Paramount Capital, Inc.,
                                       787 Seventh Avenue, 48th Floor,
                                       New York, New York 10019,
                                       Attn: Leonard Firestone, M.D.

                  8. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                  9. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to such State's principles of conflicts of law. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law. The parties agree to settle any disputes through binding arbitration in the city, county and State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and
attested by its Secretary this                 , 200 .


                                        INNOVATIVE DRUG DELIVERY SYSTEMS, INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

ATTEST:



-----------------------------
         Secretary



[Corporate Seal]

                                  SUBSCRIPTION

                  The undersigned, ______________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise such Warrant by agreeing to subscribe for and purchase __________________ shares of Common Stock, par value $.OO1 per share (the "Warrant Shares"), of Innovative Drug Delivery Systems, Inc. (the "Company"), and hereby makes payment of $_____ by certified or official bank check in payment of the exercise price therefor.

                  As a condition to this subscription, the undersigned hereby represents and warrants to the Company that the representations and warranties of the Representations Letter from the undersigned to the Company, dated as of June 6, 2001, are true and correct as of the date hereof as if they had been made on such date with respect to the Warrant Shares. The undersigned further acknowledges that the sale, transfer, assignment or hypothecation of the Warrant Shares to be issued upon exercise of this Warrant is subject to the terms and conditions contained in Sections 3 and 4 of the Warrant. The undersigned consents to the placing of a legend on the certificates for the Shares being purchased to the foregoing effect.

Dated:_____________________            Signature:______________________________

                                       Address:________________________________


                                CASHLESS EXERCISE

                  The undersigned _________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for _______________________ shares of Common Stock, par value $.001 per share, of Innovative Drug Delivery Systems, Inc. (the "Company"), pursuant to the Cashless Exercise provisions of the Warrant.

                  As a condition to this cashless exercise, the undersigned hereby represents and warrants to the Company that the representations and warranties of the Representations Letter from the undersigned to the Company, dated as of June 6, 2001, are true and correct as of the date hereof as if they had been made on such date with respect to the Warrant Shares. The undersigned further acknowledges that the sale, transfer, assignment or hypothecation of the Warrant Shares to be issued upon exercise of this Warrant is subject to the terms and conditions contained in Sections 3 and 4 of the Warrant. The undersigned consents to the placing of a legend on the certificates for the Shares being purchased to the foregoing effect.

Dated:_____________________            Signature:______________________________

                                       Address:________________________________

                                   ASSIGNMENT

                  FOR VALUE RECEIVED ____________ hereby sells, assigns and transfers unto _____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ____________, attorney, to transfer said Warrant on the books of Innovative Drug Delivery Systems, Inc. (the "Company"). As a condition to this assignment, the Holder acknowledges that its assignee must deliver a written instrument to the Company that the representations and warranties of the Representations Letter from the undersigned to the Company, dated as of June 6, 2001, are true and correct as of the date hereof as if they had been made by such assignee on such date.

Dated:_____________________            Signature:______________________________

                                       Address:________________________________


                               PARTIAL ASSIGNMENT

                  FOR VALUE RECEIVED _____________ hereby assigns and transfers unto ______________________ the right to purchase ________ shares of the Common Stock, par value $.001 per share (the "Warrant Shares"), of Innovative Drug Delivery Systems, Inc. (the "Company"), covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint _______________________, attorney, to transfer that part of said Warrant on the books of the Company. As a condition to this assignment, the Holder acknowledges that its assignee must deliver a written instrument to the Company that the representations and warranties of the Representations Letter from the undersigned to the Company, dated as of June 6, 2001, are true and correct as of the date hereof as if they had been made by such assignee on such date.

Dated:_____________________            Signature:______________________________

                                       Address:________________________________